UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2005

Lionbridge Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26933	04-3398462
(Commission File Number)	(IRS Employer Identification No.)

1050 Winter Street, Suite 2300, Waltham, MA 02451
(Address of Principal Executive Offices)	(Zip Code)

781-434-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

As previously reported, on September 17, 2003, Lionbridge Technologies, Inc. (the “Company” or “Lionbridge”) completed its acquisition of all of the capital stock of Mentorix Technologies, Inc. (“Mentorix”), a California corporation, by means of a merger (“the Merger”) of Mountain Acquisition Corp., a wholly owned subsidiary of Lionbridge (“Merger Sub”) with and into Mentorix, pursuant to an Agreement and Plan of Reorganization dated as of September 9, 2003 by and among Lionbridge, Merger Sub and Mentorix, (collectively, the “Merger Agreement”). As a result of the Merger, Mentorix became a wholly owned subsidiary of Lionbridge. The Company previously reported pro forma combined condensed statements of operations for the nine-month period ended September 30, 2003 and the year ended December 31, 2002, and herewith is filing a pro forma combined condensed statement of operations for the year ended December 31, 2003.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Pro-Forma combined condensed statement of operations of Lionbridge Technologies, Inc. and Mentorix Technologies, Inc. for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.
(Registrant)
Date February 10, 2005
/s/ Stephen J. Lifshatz
(Signature)
Stephen J. Lifshatz, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro-Forma combined condensed statement of operations of Lionbridge Technologies, Inc. and Mentorix Technologies, Inc. for the year ended December 31, 2003.